                                                                   EXHIBIT 10.20

RENAISSANCERE HOLDINGS LTD.
BOARD COMPENSATION SUMMARY
AS OF AND WITH EFFECT FROM MARCH 9, 2005

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                                              2005 ANNUAL      2005 MEETING FEE (PER     2005 RESTRICTED
DIRECTOR NAME                               RETAINER ($)(1)         MEETING)(2)         STOCK GRANT ($)(3)
------------------------------------------ ------------------- ----------------------- ---------------------

Mr. Thomas A. Cooper                                   40,000                   3,000               100,000
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Mr. Edmund B. Greene                                   40,000                   3,000               100,000
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Mr. Brian R. Hall                                      40,000                   3,000               100,000
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Mr. William F. Hecht                                   40,000                   3,000               100,000
------------------------------------------ ------------------- ----------------------- ---------------------
Mr. W. James MacGinnitie                               40,000                   3,000               100,000
------------------------------------------ ------------------- ----------------------- ---------------------
Mr. Scott E. Pardee                                    40,000                   3,000               100,000
------------------------------------------ ------------------- ----------------------- ---------------------
Mr. Nicholas L. Trivisonno                             40,000                   3,000               100,000
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Expenses: Reimbursement of all expenses incurred in connection with service on the Board, including expenses relating to attending training relating to Board duties, industry education, and related matters. Educational expenses of less than $2,500 may be incurred without prior approval; larger expenses should be approved before being incurred.

Use of Corporate Plane: Personal use of the corporate plane is generally not permitted. Space permitting, directors may bring spouses along on business trips, principally trips to Bermuda. Since there is no marginal cost to the
Company, no fee is charged, although the IRS rules require an income imputation for such use.

NOTES
(1) Cash payment made at first Board meeting of the year.
(2) Cash fee for each Board meeting attended; no committee meeting fees.
(3) In addition, a grant of shares of restricted stock with value of $100,000, vesting ratably over a three year period, and no Options. Value of restricted stock will be closing stock price, computed pursuant to the Company's usual methodology (i.e. with reference to closing market prices, without regard to discount for illiquidity/forfeiture risk).